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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 11, 2001

                         Western Multiplex Corporation
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            (Exact name of registrant as specified in its charter)

       Delaware                     000-30993              52-2198231
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    (State or other                (Commission           (IRS Employee
    jurisdiction of                File Number)          Identification No.)
    incorporation)

                             1196 Borregas Avenue
                         Sunnyvale, California  94089
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 (Address of principal executive offices)    (Zip Code)


          Registrant's telephone, including area code: (408) 542-5200
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        (Former name and former address, if changed since last report)
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Item 5.   Other Events.

          On January 10, 2001, Western Multiplex Corporation ("Western") announced that Western and Adaptive Broadband Corporation ("Adaptive") have mutually agreed to terminate the Agreement and Plan of Merger among Western, WA Merger Sub, Inc., a wholly-owned subsidiary of Western, and Adaptive, dated as of November 12, 2000. The Board of Directors of each of the two companies has determined that the transaction is not in the best interests of their respective stockholders at this time.

          Pursuant to the Termination Agreement, dated as of January 10, 2001 (the "Termination Agreement"), the Merger Agreement and the reciprocal Stock Option Agreements entered into as of November 12, 2000 will be terminated immediately and Adaptive will reimburse Western $3 million for fees and expenses related to the terminated transaction. A copy of the Press Release issued January 10, 2001 and the Termination Agreement are attached as Exhibits.

Item 7.   Exhibits.
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(a)  [Not applicable.]
(b)  [Not applicable.]
(c)  Exhibits.
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     The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBIT NO.         TITLE

99.1 Termination Agreement, dated as of January 10, 2001, between Western and Adaptive

99.2 Press Release, dated January 10, 2001, announcing the termination of the Agreement and Plan of Merger among Western, Adaptive and Merger Sub


                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WESTERN MULTIPLEX CORPORATION
                                         (Registrant)

Dated: January 11, 2001            By /s/ Nancy Huber
                                     ---------------------------
                                     Nancy Huber
                                     Chief Financial Officer, Vice President,
                                     Finance and Secretary